UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 21, 2000

OMNI ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	0-23383 (Commission File Number)	72-1395273 (I.R.S. Employer Identification No.)

4500 NE Interstate 49
Carencro, Louisiana 70520
(Address of principal executive offices) (Zip Code)

(337) 896-6664
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

During Omni's fourth fiscal quarter ending December 31, 2000, a number of transactions were completed which materially strengthened its financial position. Attached as Exhibit 99.1 is a condensed balance sheet of the Company as of November 30, 2000, after giving effect to those transactions.

The condensed balance sheet has been prepared without audit as permitted by the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements have been condensed or omitted pursuant to such rules and regulations. However the management of Omni believes that this information is fairly presented. Although these transactions have been previously disclosed in press releases and Omni's most recently filed Form 10-Q, this is the initial reflection of them in summarized balance sheet format. Attached as Exhibit 99.2 is a copy of the Company's press release dated November 15, 2000 reporting the closing of these transactions.

Item 7. Financial Statements and Exhibits

  (c)    Exhibits
    99.1    Condensed Balance Sheet as of November 30, 2000.
    99.2    Press Release dated November 15, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          OMNI ENERGY SERVICES CORP.

                                                                                                          By:      /S/ JOHN H. UNTEREKER                                                                                                                  John H. Untereker
                                                                                                              Chief Financial Officer

Date:    December 21, 2000